EXHIBIT 99.2

Terra Tech Subsidiary, Edible Garden, Signs Distribution Deal with NB Plants With Projected Annual Revenue of $2 Million

(Irvine, CA) Terra Tech Corp (OTCBB: TRTC), a leader in sustainable agricultural products, is pleased to announce it has signed a distribution deal with New Jersey based NB Plants, a hydroponic greenhouse grower of specialty plants. Under the terms of the deal, Edible Garden will have first right to purchase NB Plants entire crop throughout the year. Edible Garden has been establishing vendor relationships with major retailers in the northeast to distribute the product. Forecasting from the prior year’s sales, Edible Garden anticipates this contract to be worth up to $2,000,000 in annual revenue.

“This is another valuable relationship that is consistent with our revised business model. By assuming a distribution and branding role throughout the country we have the ability to expand faster without carrying the burdensome operating risk associated with owning multiple farms,” explains Ken Vande Vrede, COO of Terra Tech. “While we weren’t able to execute a full merger at this point due to certain prohibitive covenants in the company’s debt structure, we were able to ink a distribution deal which has significant value for us without the dilution or expense of the merger.”

Edible Garden will be purchasing produce as well as annuals and perennials to sell throughout the Northeast. Currently Edible Garden, a premier brand of local and sustainably grown produce, is available at approximately 400 major grocery store chains such as Shoprite, Food Emporium and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, and Pennsylvania. This distribution relationship gives the company access to additional product in order to meet demand.

“This agreement is extremely important for us to bridge the gap until we finish construction on our new five-acre hydroponic facility. Once we are finished at the end of the year, our capacity will have grown significantly and we anticipate keeping this contract in place in order to further the company’s reach in the northeast,” said Derek Peterson, CEO of Terra Tech. “Additionally our objective is to sign multiple contracts throughout the US establishing Edible Garden as a national brand of sustainably cultivated, locally-grown hydroponic produce. We want our customers to know they can expect high quality nutritious produce whether they reside in New Jersey, Connecticut or Chicago.”

For more information about Terra Tech Corp visit: www.terratechcorp.com
Visit us on Facebook @ http://www.facebook.com/terratechcorp
Follow us on Twitter @terratechcorp

For more information about NB Plants visit: http://www.eatherbs.com
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms

About Terra Tech
Through its wholly-owned subsidiary GrowOp Technology, Terra Tech Corp. specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. We work closely with expert horticulturists, engineers, and plant scientists to develop and manufacture advanced proprietary products for the fast-growing urban agricultural industry as well as individual hobbyists. Large companies, small urban farmers, home enthusiasts, and traditional greenhouse growers utilize our products. Our complete product line is available at specialty retailers throughout the United States, and via our website. Terra Tech Corp. was incorporated in July 2008 in the State of Nevada; its subsidiary GrowOp Technology was founded March 2010, in Oakland, California.

FOR MORE INFORMATION:

Media Contacts:
Lindsay Wiemer
Lindsay@terratechcorp.com
855-447-6967 ext 703

Investor Relations:
Bill Clayton
Independence Financial Ltd.
Toll-Free: (888) 603-2896
Email: info@terratechcorp.com

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.’s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.’s website does not constitute a part of this release.